Exhibit 10.30
EXECUTION VERSION
CREDIT AGREEMENT
dated as of
July 28, 2011
among
WATERS CORPORATION
as Borrower
The Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
and
J.P. MORGAN EUROPE LIMITED
as London Agent

J.P. MORGAN SECURITIES LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
HSBC BANK USA, NATIONAL ASSOCIATION
and RBS CITIZENS, N.A.
as Joint Lead Arrangers and Joint Bookrunners
J.P. MORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.,
HSBC BANK USA, NATIONAL ASSOCIATION
and RBS CITIZENS, N.A.
as Syndication Agents
and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
and BARCLAYS BANK PLC
as Documentation Agents

SCHEDULES:

Schedule 1.01 — Subsidiary Guarantors
Schedule 2.01 — Lenders and Commitments
Schedule 2.05 — Existing Letters of Credit
Schedule 2.18 — Payment Instructions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Subsidiary Guarantee Agreement
Exhibit C-1 — Form of Opinion of Counsel for the Company
Exhibit C-2 — Form of Opinion of General Counsel of the Company
Exhibit D — Form of Promissory Note
Exhibit E — Mandatory Costs Rate
Exhibit F — Form of US Tax Certificate

     CREDIT AGREEMENT dated as of July 28, 2011, among WATERS CORPORATION, a Delaware corporation (the “Company”); the LENDERS party hereto; JPMORGAN CHASE BANK, N.A., as Administrative Agent; and J.P. MORGAN EUROPE LIMITED, as London Agent.
          The Company has requested the Lenders (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) to extend credit in the form of (a) Term Loans to the Company in US Dollars in an aggregate principal amount of $300,000,000 and (b) Revolving Commitments under which the Company may obtain Loans in US Dollars or Euros in an aggregate principal amount at any time outstanding that will not result in aggregate Revolving Exposures exceeding $700,000,000. The proceeds of borrowings are to be used for general corporate purposes of the Company and its subsidiaries, including repayment of amounts outstanding under the Existing Credit Agreement, payment of indebtedness, financing of acquisitions, payment of fees and expenses in connection with the credit facilities established hereby, repurchases of equity securities of the Company and working capital.
          The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Accepting Lender” has the meaning set forth in Section 2.21(a).
          “Adjusted LIBO Rate” means, (a) with respect to any Eurocurrency Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any Eurocurrency Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to the sum of (x) the LIBO Rate for such currency and such Interest Period plus (y) the Mandatory Costs Rate.
          “Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affected Class” has the meaning set forth in Section 2.21(a).
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Agreement” means this Five-Year Revolving Credit Agreement.
          “Agents” means, collectively, the Administrative Agent and the London Agent.
          “Agreement Currency” has the meaning assigned to such term in Section 9.13(b).
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
          “Applicable Agent” means (a) with respect to a Loan or Borrowing denominated in US Dollars, or any Letter of Credit, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the Administrative Agent and (b) with respect to a Loan or Borrowing denominated in Euros, the London Agent.
          “Applicable Creditor” has the meaning assigned to such term in Section 9.13(b).
          “Applicable Percentage” means, at any time, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment at such time. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
          “Applicable Rate” means, for any day, with respect to any Loan of any Type or the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the Leverage Ratio as of the most recent determination date:

		Facility
		Fee (basis	LIBOR Spread	ABR Spread
	Leverage	points per	(basis points per	(basis points
Category	Ratio	annum)	annum)	per annum)
Category 1	< 1.00	15.0	85.0	0.0
Category 2	≥ 1.00 and < 1.75	20.0	92.5	0.0
Category 3	≥ 1.75 and < 2.50	25.0	100.0	0.0
Category 4	≥ 2.50	30.0	120.0	20.0
The Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.06(a) or (b); provided that if any financial statements required to have been delivered under Section 5.06(a) or (b) shall not at any time have been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be determined by reference to Category 4 in the table above.
          “Arrangers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Bank USA, National Association and RBS Citizens, N.A., in their capacities as the joint lead arrangers and joint bookrunners for the credit facility established hereunder.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
          “Attributable Debt” means, in connection with any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the discount rate implied in the lease) of the obligations of the lessee for rental payments during the term of the lease.
          “Augmenting Lender” has the meaning assigned to such term in Section 2.10(a).
          “Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrowing” means (a) Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect and (b) a Swingline Loan.
          “Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, $5,000,000 and (b) in the case of a Borrowing denominated in Euros, €5,000,000.
          “Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, $1,000,000 and (b) in the case of a Borrowing denominated in Euros, €1,000,000.
          “Borrowing Request” means a request by the Company for a Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the London interbank market, (b) when used in connection with a Letter of Credit denominated in a Designated Foreign Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable Designated Foreign Currency in the principal financial center in the country of such Designated Foreign Currency and (c) when used in connection with a Loan denominated in Euros, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euros.
          “Calculation Date” means the last Business Day of each calendar month.
          “Cash Management Arrangements” means treasury, depository and cash management services or any automated clearing house transfer of funds.
          “Cash Management Obligations” means the due and punctual payment and performance of all obligations of any Loan Party in respect of any overdraft or other liability that (a) arises under Cash Management Arrangements in effect on the Effective Date with a counterparty that is (i) a Lender as of the Effective Date or (ii) an Affiliate of such Lender or (b) arises under Cash Management Arrangements entered into after the Effective Date with a counterparty that is (i) a Lender as of the date on which such Cash Management Arrangements are entered into or (ii) an Affiliate of such Lender.
          “Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date hereof, (ii) nominated by the board of directors of the Company or (iii) appointed by directors so nominated.
          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank or by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, whether enacted, adopted, promulgated or issued before or after the date of this Agreement.
          “Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or Revolving Loans and (b) any Commitment, refers to whether such Commitment is a Term Commitment or a Revolving Commitment.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Commitment” means a Term Commitment or a Revolving Commitment.
          “Commitment Increase” has the meaning assigned to such term in Section 2.10(b).
          “Company” has the meaning assigned to such term in the heading of this Agreement.

          “Confidential Information Memorandum” means the Confidential Information Memorandum dated June 2011 distributed to the Lenders, together with the appendices thereto, as amended through the date hereof.
          “Consolidated Debt” means all Debt of the Company and the Subsidiaries, determined on a consolidated basis.
          “Consolidated EBITDA” means, for any period, the consolidated net income (loss) of the Company and the Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) Consolidated Interest Expense, (b) consolidated income tax expense, (c) depreciation and amortization expense, (d) stock-based employee compensation expense related to any grant of stock options or restricted stock to the extent deducted from such consolidated net income for such period pursuant to Financial Accounting Standards Board Accounting Standards Codification No. 718 (Compensation — Stock Compensation) and (e) extraordinary or non-recurring non-cash expenses or losses, minus, to the extent added in computing such consolidated net income for such period, extraordinary gains, all determined on a consolidated basis.
          “Consolidated Interest Expense” means, for any period, the interest expense of the Company and the consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding deferred financing fees.
          “Consolidated Net Tangible Assets” means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities of the Company and the consolidated Subsidiaries and all Intangible Assets.
          “Consolidated Total Assets” means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lenders and each other Lender.
          “Debt” means, with respect to any Person and without duplication, all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, all accrued or contingent obligations in respect of letters of credit, all capitalized lease obligations, all indebtedness of others secured by assets of the Company or a Subsidiary, all guarantees of Debt of others (but excluding guarantees issued for customer advance payments) and all obligations under Hedging Agreements. For the avoidance of doubt, “Debt” shall not include (i) pension liabilities under any employee pension benefit plan and (ii) tender bid bonds, customer performance guarantees and similar suretyship obligations issued in the ordinary course of business that are not letters of credit and which, in each case, do not constitute a Guaranty of any Debt of others.
          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, (d) has (i) become the subject of a Bankruptcy Event, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (e) has a direct or indirect parent company that has (i) become the subject of a Bankruptcy Event, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that (A) a Revolving Lender shall not be a Defaulting Lender under clause (e) above unless (1) such Lender shall have been requested, and shall have failed for five Business Days after such request, to provide cash collateral or make other arrangements satisfactory to the Company, the Administrative Agent, the Issuing Bank or the Swingline Lender to ensure the performance of its obligations hereunder and (2) any one or more of the Company, the Administrative Agent, the Issuing Bank or the Swingline Lender shall have notified the others and such Lender that such Lender is a Defaulting Lender and (B) a Revolving

Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Revolving Lender or any direct or indirect parent company thereof by a Governmental Authority.
          “Designated Foreign Currency” means Euros, British Pounds Sterling, Japanese Yen or any other currency (other than US Dollars) approved in writing by the Issuing Bank and the Administrative Agent.
          “Documentation Agents” means The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Barclays Bank PLC, in their capacities as the documentation agents with respect to the credit facility established hereto.
          “Domestic Subsidiary” means any Subsidiary that is incorporated under the laws of the United States or its territories or possessions.
          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
          “EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
          “Environmental Laws” means all federal, state, local and foreign laws, rules and regulations relating to the release, emission, disposal, storage and related handling of waste materials, pollutants and hazardous substances.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards defined in Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any member of an ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any member of the ERISA Group from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any member of the ERISA Group of any notice, or the receipt by any Multiemployer Plan from the Company or any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          “ERISA Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.
          “Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.
          “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Exchange Rate” means on any day, with respect to any Designated Foreign Currency, the rate at which such Designated Foreign Currency may be exchanged into US Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Designated Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Designated Foreign Currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
          “Excluded Subsidiary” means at any time (a) any Foreign Subsidiary, (b) any subsidiary of a Foreign Subsidiary and (c) any other Subsidiaries acquired or organized after the Effective Date that, together with their own subsidiaries on a combined consolidated basis, shall not, individually or in the aggregate for all such Subsidiaries under this clause (c), have accounted for more than 5% of Consolidated Total Assets or more than 5% of the consolidated total revenues of the Company and the Subsidiaries at the end of, or for the period of four fiscal quarters ended with, the most recent fiscal quarter of the Company for which financial statements shall have been delivered pursuant to Section 5.06(a) or (b) (or, prior to the delivery of any such financial statements, at the end of or for the period of four fiscal quarters ended April 2, 2011).
          “Excluded Taxes” means, with respect to any Lender or the Issuing Bank, (a) income taxes imposed on (or measured by) its net income and franchise taxes imposed in lieu of net income taxes, in each case imposed by the United States of America (or any political subdivision thereof), or by the jurisdiction (or any political subdivision thereof) under which such recipient is organized or in which its principal office or any lending office from which it makes Loans or issues Letters of Credit hereunder is located, or by reason of any present or former connection between such Lender or the Issuing Bank, as the case may be, and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender or the Issuing Bank, as the case may be, having executed, delivered, become a party to or performed its obligations or received a payment under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document), (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) any withholding tax that is imposed by the United States of America (or any political subdivision thereof) on payments by the Company from an office within such jurisdiction to the extent such tax is in effect and would apply as of the date such Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Lender and is in effect and would apply at the time such lending office is designated, (d) any withholding tax that is attributable to such Lender’s failure to timely comply with Section 2.17(f) or (e) any taxes imposed under FATCA, except, in the case of clause (c) above, to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 2.17(a).
          “Existing Credit Agreement” means the existing Credit Agreement dated as of January 11, 2007 among the Company, Waters Technologies Ireland Limited, a company organized under the laws of Ireland, the lenders from time to time party thereto, JPMCB, as administrative agent, and the London Agent.
          “Existing Letters of Credit” means the outstanding letters of credit set forth on Schedule 2.05.
          “Exposure” means, with respect to any Lender, such Lender’s Term Loan Exposure and Revolving Exposure.
          “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable, imposes Taxes solely as a result of failures to meet reporting requirements and can be complied with by the Lenders without violation of any applicable law), and any current or future regulations or official interpretations thereof.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          “Foreign Subsidiary” means any Subsidiary that is not incorporated under the laws of the United States or its territories or possessions.
          “GAAP” means generally accepted accounting principles in the United States of America.
          “Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.
          “Guarantee Requirement” means, at any time, that the Subsidiary Guarantee Agreement (or a supplement referred to in Section 16 thereof) shall have been executed by each Subsidiary (other than any Excluded Subsidiary) existing at such time, shall have been delivered to the Administrative Agent and shall be in full force and effect; provided, however, that in the case of a Subsidiary that becomes subject to the Guarantee Requirement after the Effective Date, the Guarantee Requirement shall be satisfied with respect to such Subsidiary if a supplement to the Subsidiary Guarantee Agreement is executed by such Subsidiary, delivered to the Administrative Agent and in full force and effect no later than (i) 30 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement or (ii) such other date as the Administrative Agent may reasonably determine, but in any case no later than 60 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement.
          “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement. The “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.
          “Increase Effective Date” has the meaning assigned to such term in Section 2.10(b).
          “Increasing Lender” has the meaning assigned to such term in Section 2.10(a).
          “Indemnified Taxes” means Taxes other than (a) Excluded Taxes and (b) Other Taxes.
          “Indemnitee” has the meaning assigned to such term in Section 9.03(a).
          “Information” has the meaning assigned to such term in Section 9.12.
          “Initial Loans” has the meaning assigned to such term in Section 2.10(b).

          “Intangible Assets” means all assets of the Company and the consolidated Subsidiaries that would be treated as intangibles in conformity with GAAP on a consolidated balance sheet of the Company and the consolidated Subsidiaries.
          “Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
          “Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.08.
          “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
          “Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if available from each applicable Lender, nine or twelve months thereafter), as the Company may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Issuing Bank” means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
          “JPMCB” means JPMorgan Chase Bank, N.A. and its successors.
          “Judgment Currency” has the meaning assigned to such term in Section 9.13(b).
          “LC Disbursement” means a payment made by the Issuing Bank in respect of a Letter of Credit.

          “LC Exposure” means at any time the sum of (a) the sum of US Dollar Equivalents of undrawn amounts of all outstanding Letters of Credit at such time and (b) the sum of US Dollar Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company or the applicable Subsidiary at such time. The LC Exposure of any Revolving Lender at any time shall be such Revolving Lender’s Applicable Percentage of the aggregate LC Exposure.
          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or as provided in Section 2.10, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
          “Letter of Credit” means an Existing Letter of Credit and any letter of credit issued pursuant to this Agreement on behalf of Lenders holding Revolving Commitments.
          “Leverage Ratio” means, at any time, the ratio of (a) Consolidated Debt at such time to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time; provided, that in the event any Material Acquisition shall have been completed during such period of four consecutive fiscal quarters, the Leverage Ratio shall be computed giving pro forma effect to such Material Acquisition as if it had been completed at the beginning of such period.
          “LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Applicable Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Reuters screen), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, “LIBO Rate” shall mean the interest rate per annum determined by the Applicable Agent to be the average of the rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMCB at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.
          “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.
          “Loan Documents” means this Agreement, the Subsidiary Guarantee Agreement, each Letter of Credit and promissory note delivered pursuant to this Agreement and each Loan Modification Agreement.
          “Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

          “Loan Modification Offer” has the meaning set forth in Section 2.21(a).
          “Loan Parties” means the Company and the Subsidiary Guarantors.
          “Loans” means the loans made by the Lenders to the Company pursuant to this Agreement.
          “Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time and (b) with respect to a Eurocurrency Loan or Eurocurrency Borrowing denominated in Euros, London time.
          “London Agent” means J.P. Morgan Europe Limited.
          “Mandatory Costs Rate” has the meaning set forth in Exhibit E.
          “Margin Stock” has the meaning assigned to such term in Regulation U issued by the Board.
          “Material Acquisition” means (i) the acquisition by the Company or a Subsidiary of assets of or an interest in another Person or (ii) the merger or consolidation of the Company with another corporation, in each case if the Consolidated Total Assets of the Company after giving effect to such acquisition, merger or consolidation are at least 5% greater than the Consolidated Total Assets of the Company immediately prior to such acquisition, merger or consolidation.
          “Material Adverse Effect” means a (i) a material adverse effect on the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole or (ii) a material adverse effect on the validity or enforceability of any one or more provisions of any of the Loan Documents that, taken as a whole, are material.
          “Material Debt” means Consolidated Debt in an aggregate principal amount of $20,000,000 or more.
          “Material Subsidiary” means each Subsidiary of the Company, other than Subsidiaries designated by the Company from time to time that in the aggregate do not account for more than 15% of the consolidated revenues of the Company and its Subsidiaries for the period of four fiscal quarters most recently ended or more than 15% of the consolidated assets of the Company and its Subsidiaries at the end of such period.
          “Maturity Date” means July 28, 2016.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

          “Non-Increasing Lender” has the meaning assigned to such term in Section 2.10(a).
          “Non-US Lender” means a Lender that is not a US Person.
          “Obligations” means (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Company, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Company under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual payment and performance of all obligations of the Company or any Subsidiary, monetary or otherwise, under (i) each interest rate hedging Agreement relating to Obligations referred to in the preceding clause (a) entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such hedging agreement was entered into and (ii) Cash Management Obligations.
          “Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Participant” has the meaning assigned to such term in Section 9.04(e).
          “Participant Register” has the meaning assigned to such term in Section 9.04(e).
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.21, providing for an extension of the Maturity Date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) an adjustment to the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders and/or (b) an adjustment to the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          “Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum standards under Section 412 of the Internal Revenue Code and is either (a) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.
          “Register” has the meaning set forth in Section 9.04(c).
          “Reimbursement Obligation” has the meaning set forth in Section 9.02(b).
          “Related Fund” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, members, partners, trustees, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.
          “Required Lenders” means, at any time, Lenders having aggregate Term Loans, Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Term Loans, Revolving Exposures and unused Commitments at such time.
          “Reset Date” has the meaning set forth in Section 1.05(a).
          “Responsible Officer” of any Person, means the chief executive officer, the chief financial officer, the principal accounting officer, the treasurer or the controller of such Person, and any other officer of such Person with responsibility for the administration of the obligations of such Person under this Agreement.
          “Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

          “Revolving Borrowing” means a Borrowing comprised of Revolving Loans.
          “Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans pursuant to Section 2.01(b) and acquire participations in Swingline Loans and Letters of Credit pursuant to Sections 2.04 and 2.05(d), respectively, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased pursuant to Section 2.10 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Revolving Commitments on the date hereof is $700,000,000.
          “Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum at such time, without duplication, of (a) such Revolving Lender’s Applicable Percentage of the sum of the US Dollar Equivalents of the principal amounts of the outstanding Revolving Loans, (b) the aggregate amount of such Revolving Lender’s LC Exposure and (c) the aggregate amount of such Lender’s Swingline Exposure.
          “Revolving Lender” means a Lender with a Revolving Commitment or Revolving Exposure.
          “Revolving Loan” means a Loan made by a Lender pursuant to Section 2.01(b). Each Revolving Loan shall be shall be denominated in US Dollars or Euros and shall be a Eurocurrency Loan or, in the case of a Loan in US Dollars, an ABR Loan.
          “Sale and Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal to which the Applicable Agent is subject, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System of the United States of America). Such reserve percentages include, but are not limited to, those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subsequent Borrowings” has the meaning assigned to such term in Section 2.10(b).
          “subsidiary” means, with respect to any Person, any entity with respect to which such Person alone owns, such Person or one or more of its subsidiaries together own, or such Person and any Person Controlling such Person together own, in each case directly or indirectly, capital stock or other equity interests having ordinary voting power to elect a majority of the members of the board of directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.
          “Subsidiary” means any subsidiary of the Company.
          “Subsidiary Guarantee Agreement” means a Subsidiary Guarantee Agreement substantially in the form of Exhibit B, and all supplements thereto made by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders.
          “Subsidiary Guarantors” means each Person listed on Schedule 1.01 and each other Person that becomes party to a Subsidiary Guarantee Agreement as a Subsidiary Guarantor, and the permitted successors and assigns of each such Person.
          “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the total Swingline Exposure at such time.
          “Swingline Lender” means JPMCB in its capacity as a lender of Swingline Loans hereunder.
          “Swingline Loan” means a Loan made pursuant to Section 2.04.
          “Syndication Agents” means J.P. Morgan Chase Bank, N.A., Bank of America, N.A., HSBC Bank USA, National Association and RBS Citizens, N.A., in their capacities as the syndication agents with respect to the credit facility established hereby.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Term Borrowing” means a Borrowing comprised of Term Loans.
          “Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans pursuant to Section 2.01(a), as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Term Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Term Lender shall have assumed its Term Commitment, as applicable. The aggregate amount of the Term Commitments on the date hereof is $300,000,000.
          “Term Lender” means a Lender with a Term Commitment.
          “Term Loan” means a Loan made by a Term Lender pursuant to Section 2.01(a).
          “Term Loan Exposure” means, with respect to any Term Lender at any time, the principal amount of such Lender’s outstanding Term Loans.
          “Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans, the issuance of Letters of Credit hereunder and the use of the proceeds of such Loans and such Letters of Credit.
          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
          “Unfunded Liabilities” means, (a) in the case of a single-employer Plan which is covered by Title IV of ERISA, the amount, if any, by which the present value of all accumulated benefit obligations accrued to the date of determination under such Plan exceeds the fair market value of all assets of such Plan allocable to such benefits as of such date calculated in accordance with GAAP and based on the assumptions used for financial reporting purposes under applicable accounting and reporting standards, and (b) in the case of a Multiemployer Plan, the Withdrawal Liability of the Company and the Subsidiaries calculated as set forth in Title IV of ERISA.
          “USA PATRIOT Act” means the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177 (signed into law March 9, 2009, as amended from time to time).
          “US Corporation” means a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.
          “US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Designated Foreign Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Designated Foreign Currency at the time in effect under the provisions of such Section.
          “US Dollars” or “$” means the lawful money of the United States of America.

          “US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          “Withholding Agent” means any Loan Party and the Administrative Agent.
          Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
          Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the parties hereto shall negotiate in good faith to amend this Agreement to eliminate the effect of such change on the operation of such provision and until such provision shall have been amended or such notice withdrawn, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective.
          Section 1.05. Exchange Rates. (a) Not later than 10:00 a.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Designated Foreign Currency and (ii) give written notice thereof to the Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 2.05(e), Section 9.13 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between US Dollars and Designated Foreign Currencies.
          (b) Not later than 5:00 p.m., New York City time, on each Reset Date and each date on which Revolving Loans denominated in Euros are made or Letters of Credit denominated in any Designated Foreign Currency are issued, the Administrative Agent shall (i) determine (A) the aggregate amount of the US Dollar Equivalents of the principal amounts of the Revolving Loans denominated in Euros (after giving effect to any Revolving Loans made or repaid on such date) and (B) the aggregate amount of the US Dollar Equivalents of the stated amounts of the Letters of Credit and unreimbursed LC Disbursements denominated in Designated Foreign Currencies and (ii) notify the Lenders and the Company of the results of such determination.
ARTICLE II
The Credits
          Section 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make a Term Loan to the Company in US Dollars on the Effective Date in a principal amount equal to its Term Commitment.
          (b) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Company from time to time during the Revolving Availability Period in US Dollars or Euros in an aggregate principal amount at any time outstanding that will not result in (i) such Lender’s Revolving Exposure exceeding its Revolving Commitment or (ii) the aggregate amount of the Lenders’ Revolving Exposures exceeding the aggregate amount of the Revolving Commitments.
          Section 2.02. Loans and Borrowings. (a) Each Term Loan shall be made as part of a Borrowing consisting of Term Loans of the same Type made by the Term Lenders ratably in accordance with their respective Term Commitments. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder.
          (b) Subject to Section 2.14, (i) each Term Borrowing shall be comprised entirely of Eurocurrency Loans or ABR Loans as the Company may request in accordance herewith; (ii) each Revolving Borrowing shall be comprised entirely of Eurocurrency Loans or, in the case of Loans denominated in US Dollars, ABR Loans as the Company may request in accordance herewith; and (iii) each Swingline Loan shall be comprised entirely of ABR Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.
          (c) At the commencement of each Interest Period for any Borrowing (other than a Swingline Loan), such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; provided that (i) an ABR Revolving Borrowing may be made in an aggregate amount that is equal to the aggregate available Revolving Commitments and (ii) a Revolving Borrowing made to refinance an existing Swingline Loan may be made in an aggregate principal amount that is equal to the aggregate principal amount of such existing Swingline Loan. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurocurrency Borrowings outstanding.
          (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
          Section 2.03. Notice of Borrowings. To request a Borrowing (other than a Swingline Loan), the Company shall notify the Applicable Agent of such request in writing, by facsimile or other electronic communication, or, in the case of the Administrative Agent only, by telephone (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, Local Time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable, and, in the case of a telephonic request, shall be confirmed promptly by hand delivery, facsimile or other electronic communication to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

     (i) whether the requested Borrowing is to be a Term Borrowing or Revolving Borrowing;
     (ii) the currency and aggregate principal amount of the requested Borrowing;
     (iii) the date of the requested Borrowing, which shall be a Business Day;
     (iv) the Type of the requested Borrowing;
     (v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
     (vi) the location and number of the Company’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no currency is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Company shall be deemed to have selected US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of the Loan to be made by such Lender as part of the requested Borrowing.
          Section 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company from time to time during the Revolving Availability Period in US Dollars in an aggregate principal amount at any time outstanding that will not exceed the lesser of (i) $25,000,000 and (ii) the difference between (A) total Revolving Commitments and (B) the Revolving Exposure; provided that no Swingline Loan shall be made to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.
          (b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by facsimile or other electronic communication), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount (which shall be no less than $1,000,000) of the requested Swingline Loan and the location and number of the Company’s account to which funds are to be disbursed, which account shall comply with the requirements of Section 2.06. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit or wire transfer to the account specified in writing by the Company in such notice (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall promptly notify the Company in writing of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent, for the account of the Revolving Lenders, and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof provided, that a Revolving Lender shall not be required to purchase a participation in a Swingline Loan pursuant to this Section 2.04(c) if (x) a Default shall have occurred and was continuing at the time such Swingline Loan was made and (y) such Revolving Lender shall have notified the Swingline Lender in writing, not less than one Business Day before such Swingline Loan was made, that such Default has occurred and that such Revolving Lender will not refund or participate in any Swingline Loans made while such Default exists.
          Section 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance (or the amendment,

renewal or extension) of Letters of Credit denominated in US Dollars or any Designated Foreign Currency, in any case in a form and on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between this Agreement and any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. A Letter of Credit issued by the Issuing Bank will only be of a type approved for issuance hereunder by the Issuing Bank. The Existing Letters of Credit will, for all purposes of this Agreement, be deemed to have been issued hereunder on the Effective Date and will, for all purposes of this Agreement, constitute Letters of Credit.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed $50,000,000 and (ii) the aggregate Revolving Exposures will not exceed the aggregate Revolving Commitments. Notwithstanding anything to the contrary contained herein, no Existing Letter of Credit may be amended, renewed or extended.
          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date provided, that any Letter of Credit with a one-year tenor may provide for renewal thereof under procedures satisfactory to the Issuing Bank for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).
          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing

Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, in US Dollars such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Company deemed made pursuant to Section 2.05(b) or 4.02.
          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in the currency of such LC Disbursement an amount equal to such LC Disbursement, not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 1:00 p.m., New York City time, on (A) the Business Day that the Company receives such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt, or (B) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt. If the Company fails to make such payment when due then, upon notice from the applicable Issuing Bank to the Company and the Administrative Agent, (i) if the applicable Letter of Credit is denominated in a Designated Foreign Currency, the Company’s obligation to reimburse such LC Disbursement shall be converted into an obligation in US Dollars in such amount as the Administrative Agent shall determine would be required, based on current exchange rates, to enable it to purchase an amount of such Designated Foreign Currency equal to the amount of such LC Disbursement, and (ii) the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Revolving Lender’s Applicable Percentage, thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in US Dollars its Applicable Percentage of the payment then due from the Company in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.
          (f) Obligations Absolute. The Company’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable judgment), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by facsimile or other electronic communication) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at (i) in the case of an LC Disbursement denominated in US Dollars, the rate per annum then applicable to ABR Revolving Loans and (ii) in the case of an LC Disbursement denominated any Designated Foreign Currency, the rate determined by the Issuing Bank to represent its cost of funds plus Applicable Rate at the time in effect for Eurocurrency Borrowings; provided that, at all times after the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the Company reimburses the applicable LC Disbursement in full.
          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If the Revolving Commitments shall be terminated, then on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand presentment, protest or other notice of any kind, all of which are expressly waived by the Company, upon the occurrence of any Event of Default with respect to the Company described in clause (g) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure) be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to it within three Business Days after all Events of Default have been cured or waived.
          Section 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan (other than a Swingline Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 11:00 a.m., Local Time, to the account of the Applicable Agent most recently designated by it for such purpose for Loans of such Class and currency by notice to the applicable Lenders. The Applicable Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to an account of the Company (i) in New York City or Boston, in the case of Loans denominated in US Dollars and (ii) in London, in the case of Loans denominated in Euros; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement shall be remitted by the Administrative Agent to the Issuing Bank.
          (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender’s share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the Company severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount or (ii) in the case of the Company, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Applicable Agent shall return to the Company any amount (including interest) paid by the Company to the Applicable Agent pursuant to this paragraph.
          Section 2.07. Repayment of Borrowings; Evidence of Debt. (a) The Company hereby unconditionally promises to pay to the Applicable Agent for the accounts of the applicable Lenders (i) the then unpaid principal amount of each Revolving Borrowing and Term Loan of the Company on the Maturity Date and (ii) the then unpaid amount of each Swingline Loan on the earlier of the Maturity Date and the twenty-first Business Day after such Swingline Loan is made.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by any Agent hereunder for the accounts of the Lenders and each Lender’s share thereof. The London Agent shall furnish to the Administrative Agent, promptly after the making of any Loan or Borrowing with respect to which it is the Applicable Agent or the receipt of any payment of principal or interest with respect to any such Loan or Borrowing, information with respect thereto that will enable the Administrative Agent to maintain the accounts referred to in the preceding sentence. The Administrative Agent shall notify the London Agent promptly after the making of any Loan or Borrowing with respect to which it is the Applicable Agent or the receipt of payment of any principal with respect to any such Loan or Borrowing.
          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.
          (e) Any Lender may request that Loans of any Class made by it to the Company be evidenced by a promissory note, substantially in the form of Exhibit D hereto. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          Section 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. The Company may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued pursuant to this Section 2.08.
          (b) To make an election pursuant to this Section, the Company shall notify the Applicable Agent of such election in writing, by facsimile or other electronic communication, or, in the case of the Administrative Agent only, by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, in the case of a telephonic request, shall be confirmed promptly by hand delivery, facsimile or other electronic communication to the Applicable Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Company to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made or for the currency of such Borrowing.
          (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) the Type of the resulting Borrowing; and
     (iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each Lender holding a Loan to which such request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall (i) in the case of a Borrowing denominated in US Dollars, be converted to an ABR Borrowing and (ii) in the case of any other Eurocurrency Borrowing, become due and payable on the last day of such Interest Period.
          Section 2.09. Termination and Reduction of Commitments. (a) The Term Commitment shall terminate upon the earlier of the borrowing of the Term Loans and 5:00 p.m., New York City time, on the Effective Date. Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date; provided that all Commitments shall terminate at 5:00 p.m., New York City time, on August 31, 2011, if the Effective Date shall not have occurred prior to such time.
          (b) The Company may at any time terminate, or from time to time reduce, without premium or penalty, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.
          (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date of such election. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.
          Section 2.10. Increase in Commitments. (a) The Company may on one or more occasions, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the total Revolving Commitments be increased by an amount not less than $25,000,000; provided that the aggregate amount of the increases in the Revolving Commitments shall not exceed $250,000,000. Such notice shall set forth the amount of the requested increase in the total Revolving Commitments and the date on which such increase is requested to become effective (which shall be not less than 30 days or more than 60 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each applicable Lender shall, by notice to the Company and the Administrative Agent given not more than 10 Business Days after the date of the Company’s notice, either agree to increase its applicable Commitment by all or a portion of the offered amount (each Lender so agreeing being called an “Increasing Lender”) or decline to increase its applicable Commitment (and any Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Commitment) (each Lender so declining or deemed to have declined being called a “Non-Increasing Lender”). In the event that, on the 10th Business Day after the Company shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Company, the Company may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an “Augmenting Lender”), which may include any Lender, to extend Revolving Commitments or increase their existing Revolving Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent, the Issuing Bank and the Swingline Lender (which approval shall not be unreasonably withheld). The Company, each Increasing Lender and each Augmenting Lender shall execute and deliver such incremental commitment agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Increasing Lender or Augmenting Lender and/or its status as a Lender hereunder. Any increase in the total Revolving Commitments may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.
          (b) On the effective date (the “Increase Effective Date”) of any increase in the total Revolving Commitments pursuant to this Section (the “Commitment Increase”), (i) the aggregate principal amount of the Revolving Loans outstanding (the “Initial Loans”) immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender and each Augmenting Lender that shall have been a Revolving Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the Commitment Increase), multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the Commitment Increase), multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the product of (1) such Augmenting Lender’s Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, and (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the excess of (A) the product of (1) such Non-Increasing Lender’s Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, over (B) the product of (1) such Non-Increasing Lender’s Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Commitment Increase, the Company shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (vii) the Company shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurocurrency Loan shall be subject to indemnification by the Company pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result. In the case of an increase in the Revolving Commitments at a time when Loans denominated in both Euro and US Dollars shall be outstanding, the amounts payable by the Increasing Lenders and any Requesting Lenders pursuant to this paragraph shall be paid in Euro and US Dollars in proportion to the principal amounts of the Euro and US Dollar denominated Revolving Loans outstanding on the Increase Effective Date.
          (c) Increases and new Commitments pursuant to this Section shall become effective on the date specified in the notice delivered by the Company pursuant to the first sentence of paragraph (a) above.
          (d) Notwithstanding the foregoing, no increase in the Commitments of any Class (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section unless, (i) on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (without giving effect to the phrase “As of the date hereof,” in Section 3.06 or 3.07(b)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer of the Company, and (ii) the Administrative Agent shall have received documents consistent with those delivered under clauses (b) and (c)

of Section 4.01 as to the corporate power and authority of the Company to borrow hereunder after giving effect to such increase.
          Section 2.11. Prepayment of Loans. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing of the Company in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.
          (b) If the aggregate Exposures of any Class shall exceed the aggregate Commitments of such Class, then (i) on the last day of any Interest Period for any Eurocurrency Revolving Borrowing and (ii) on any other date in the event ABR Revolving Borrowings of such Class shall be outstanding, the Company shall prepay Revolving Loans of such Class in an amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable. If, on any Reset Date, the aggregate amount of the Exposures of any Class shall exceed 105% of the aggregate Commitments of such Class, then the Company shall, not later than the next Business Day, prepay one or more Borrowings of such Class in an aggregate principal amount sufficient to eliminate such excess.
          (c) Prior to any prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.
          (d) The Company shall notify the Applicable Agent in writing, by facsimile or other electronic communication, or, in the case of the Administrative Agent only, by telephone (which must be confirmed by facsimile or other electronic communication) of any prepayment of a Borrowing hereunder not later than 11:00 a.m., Local Time, three Business Days before the date of such prepayment (to the extent practicable, in the case of a prepayment under paragraph (b) above). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09(c). Promptly following receipt of any such notice, the Applicable Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
          Section 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue (i) with respect to Revolving Lenders, at the Applicable Rate with respect to the facility fee (A) on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which the last of such Commitments terminates and (B) after the Commitment of each Class terminates, on the daily amount of such Lender’s Exposure of such Class to but excluding the date on which such Lender ceases to have any such Exposure and (ii) with respect to Term Lenders, at the Applicable Rate with respect to the facility fee on the daily amount of such Lender’s Term Loan Exposure to but excluding the date on which such Lender ceases to have any Term Loan Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which all the Commitments shall have terminated and the Lenders shall have no further Exposures. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued under this paragraph through and including the last day of March, June, September and December of each year shall be payable on such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for prompt distribution, in the case of facility fees and participation fees with respect to Letters of Credit, to the Lenders. Fees paid hereunder shall not be refundable.

          Section 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) above.
          (d) Accrued interest on each Loan shall be payable by the Company in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on LC Disbursements denominated in Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or, except in the case of LC Disbursements denominated in Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          Section 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:
          (a) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
          (b) the Applicable Agent is advised by a majority in interest of the Lenders that would participate in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Applicable Agent shall give notice thereof to the Company and the applicable Lenders by telephone, facsimile or other electronic communication as promptly as practicable thereafter and, until the Applicable Agent notifies the Company and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing denominated in such currency to, or continuation of any Revolving Borrowing denominated in such currency as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing denominated in such currency that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) any Borrowing Request for a Eurocurrency Revolving Borrowing denominated in such currency shall be ineffective.
     Section 2.15. Increased Costs. (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank; or
     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participations therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.
               (b) If any Lender or the Issuing Bank reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
               (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the calculations used by such Lender or the Issuing Bank to determine such amount, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay to such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 Business Days after receipt thereof. Any additional interest owed pursuant to paragraph (b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the Company (with copies to the Administrative Agent and the London Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the Company by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.
          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          Section 2.16. Break Funding Payments. In the event of (a) the payment (or deemed payment pursuant to Section 2.10) of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), or (d) the assignment or deemed assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.
          Section 2.17. Taxes. (a) Any and all payments by or on account of the Company hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Company shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the London Agent the applicable Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law; provided, however, that the Loan Parties shall not be required to pay any such Other Taxes (i) that are being contested in good faith by appropriate proceedings while the contest is being diligently conducted and (ii) for which adequate reserves are established in accordance with GAAP.
          (c) The Company shall indemnify the Administrative Agent, the London Agent, each Lender and the Issuing Bank, within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Company hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Company by a Lender or the Issuing Bank, or by an Agent, on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Each Lender shall severally indemnify the Applicable Agent for any Taxes (but, in the case of any Indemnified Taxes or Other Taxes, only to the extent that any Loan Party has not already indemnified the Applicable Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Applicable Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within 10 days after the Applicable Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Applicable Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
          (f) (i) Any Lender that is from time to time entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(a) through (e) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of such Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
     (ii) Without limiting the generality of the foregoing, any Lender shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies reasonably requested by the Company and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
     (a) in the case of a Lender that is a US Person, IRS Form W-9 certifying that such Lender is exempt from US Federal backup withholding tax;

     (b) in the case of a Non-US Lender legally eligible to claim the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, US Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
     (c) in the case of a Non-US Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
     (d) in the case of a Non-US Lender legally eligible to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit F (a “US Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
     (e) in the case of a Non-US Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (a), (b), (c), (d) and (f) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a US Tax Certificate on behalf of such partners; or
     (f) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, US Federal withholding Tax together with such supplementary documentation necessary to enable the Company or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
     (iii) If a payment made to a Lender under any Loan Document would be subject to US Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
          (g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) to the extent that such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
          Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Company shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder (or, if no such time is expressly required, prior to 12:00 noon, Local Time) on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Agent to the applicable account specified in Schedule 2.18 or, in any such case, to such other account as the Applicable Agent shall from time to time specify in a notice delivered to the Company; provided that payments to be made directly to the Issuing Bank as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein (it being agreed that the Company will be deemed to have satisfied their obligations with respect to payments referred to in this proviso if they shall make such payments to the persons entitled thereto in accordance with instructions provided by the Administrative Agent; the Administrative Agent agrees to provide such instructions upon request, and the Company will not be deemed to have failed to make such a payment if it shall transfer such payment to an improper account or address as a result of the failure of the Administrative Agent to provide proper instructions). The Applicable Agent shall distribute any such payments received by it for the account of any Lender or other Person promptly following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except or otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by an Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment.
          (b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of their respective Loans and participations in LC Disbursements and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
          (c) Unless the Applicable Agent shall have received notice from the Company prior to the date on which any payment is due for the account of all or certain of the Lenders or the Issuing Bank hereunder that the Company will not make such payment, the Applicable Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at a rate determined by the Applicable Agent in accordance with banking industry practices on interbank compensation.
          (d) If any Lender shall fail to make any payment required to be made by it to any Agent pursuant to this Agreement, then the Agents may, in their discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by them for the account of such Lender to satisfy such Lender’s obligations to the Agents until all such unsatisfied obligations are fully paid.
          Section 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable, direct, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
          (b) If (i) any Lender requests compensation under Section 2.15, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender fails to approve any matter requiring the approval of all Lenders or such Lender that has been approved by the Required Lenders or (iv) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Applicable Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
          Section 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
          (a) the facility fee shall cease to accrue on the unused amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
          (b) the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
          (c) if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:
     (i) the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders ratably in accordance with their respective Commitments but only to the extent that (i) the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the sum of all Non-Defaulting Lenders’ Commitments and (ii) such reallocation does not result in the Revolving Exposure of any Non-Defaulting Lender exceeding such Non-Defaulting Lender’s Revolving Commitment;
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated and (B) second, cash collateralize for the benefit of the Issuing Bank the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;
     (iii) if the Company shall cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay participation fees to such Defaulting Lender pursuant to Section

2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
     (iv) if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted to give effect to such reallocation; and
     (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable pursuant to Section 2.12(a) to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment utilized by such LC Exposure) and participation fees payable pursuant to Section 2.12(b) to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
          (d) so long as such Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless, in each case, the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral provided by the Company in accordance with Section 2.20(c), and participating interests in any such funded Swingline Loan or in any such issued, amended, reviewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.20(c) (and such Defaulting Lender shall not participate therein).
          (e) In the event that the Administrative Agent, the Company, the Swingline Lender and the Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its Applicable Percentage.
          (f) The provisions of this Section 2.20 shall not impair any right, remedy or recourse that the Company may have against any Lender for breach of its obligations hereunder.
          Section 2.21. Loan Modification Offers. (a) Without limiting the ability of the parties hereto to amend this Agreement as provided in Section 9.02, the Company may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more

Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days or more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.
          (b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Company, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder; provided that, in the case of any Loan Modification Offer relating to Revolving Commitments or Revolving Loans, except as otherwise agreed to by the Issuing Bank and the Swingline Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan as between the commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Commitments and (ii) the Revolving Availability Period and the Maturity Date, as such terms are used in reference to Letters of Credit or Swingline Loans, may not be extended without the prior written consent of the Issuing Bank and the Swingline Lender.
ARTICLE III
Representations and Warranties
          The Company represents and warrants as follows:
          Section 3.01. Corporate Existence and Standing. The Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, except for failures which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the rights or interests of the Lenders hereunder, and has all requisite authority to conduct its business in each jurisdiction in which the failure so to qualify could reasonably be expected to result in a Material Adverse Effect.
          Section 3.02. Authorization; No Violation. The Transactions are within each Loan Party’s corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action and do not contravene (i) any Loan Party’s charter, by-laws or other constitutive documents or (ii) any law or contractual restriction binding on or affecting any Loan Party, except for contraventions of contractual restrictions which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the rights or interests of the Lender hereunder.
          Section 3.03. Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Loan Parties of this Agreement or the other Loan Documents.
          Section 3.04. Validity. This Agreement is, and the other Loan Documents when executed and delivered will be, the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          Section 3.05. Use of Proceeds. The Company will use the proceeds of the Loans and the Letters of Credit only for the purposes specified in the preamble to this Agreement.
          Section 3.06. Litigation. As of the date hereof, there is no pending or, to the best of the knowledge of the Company, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which could reasonably be expected to result in a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.
          Section 3.07. Financial Statements; No Material Adverse Change. (a) The consolidated balance sheet of the Company and the Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows of the Company and the Subsidiaries (i) as at December 31, 2010, and for the year then ended, which financial statements are accompanied by the report of PricewaterhouseCoopers LLC, and (ii) as at April 2, 2011, and for the fiscal quarters and the portions of the fiscal year then ended, certified by the Company’s chief financial officer, as heretofore furnished to the Lenders, fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as at such dates and their consolidated results of operations, shareholders’ equity and cash flows for the periods then ended in conformity with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
          (b) As of the date hereof, there has been, since December 31, 2010, no Material Adverse Effect.
          Section 3.08. Investment Company Act. The Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          Section 3.09. Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
          Section 3.10. ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
          (b) The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended, or any successor standard) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.
          Section 3.11. Regulation U. Neither the Company nor any of the Subsidiaries is engaged in the business of purchasing or carrying Margin Stock. The value of the Margin Stock owned directly or indirectly by the Company and the Subsidiaries which is subject to any arrangement hereunder described in the definition of “indirectly secured” in Section 221.2 of Regulation U issued by the Board represents less than 25% of the value of all assets of the Company and the Subsidiaries subject to such arrangement. For the purpose of making the calculation pursuant to the preceding sentence, to the extent consistent with Regulation U, treasury stock shall be deemed not to be an asset of the Company and its Subsidiaries.

          Section 3.12. Environmental Matters. The operations of the Company and each Subsidiary comply in all material respects with all Environmental Laws, the noncompliance with which could reasonably be expected to result in a Material Adverse Effect.
          Section 3.13. Disclosure. None of the Confidential Information Memorandum or any other information prepared and furnished by or on behalf of the Loan Parties to any Agent or Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains or will contain as of the date thereof (or, in the case of any such information that is not dated, the earliest date on which such information is furnished to the Administrative Agent or any Lender) any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          Section 3.14. Subsidiary Guarantors. The Subsidiary Guarantors include each Subsidiary of the Company other than Excluded Subsidiaries and newly-acquired or created Domestic Subsidiaries that are not yet required to have become Subsidiary Guarantors under the definition of “Guarantee Requirement”.
ARTICLE IV
Conditions
          Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 9.02):
     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
     (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Morgan, Lewis & Bockius, LLP, counsel for the Company, substantially in the form of Exhibit C-1 and (ii) the general counsel of the Company, substantially in the form of Exhibit C-2. Each Loan Party hereby requests such counsel to deliver such opinions.
     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of the Loan Parties and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
     (d) The Administrative Agent shall have received (i) a certificate, dated the Effective Date and signed by the chief financial officer of the Company, confirming that the conditions set forth in paragraphs (a) and (b) of Section 4.02 and in paragraphs (f) and (g) of this Section have been satisfied.
     (e) The Administrative Agent, the Arrangers and each Lender shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent an invoice with respect thereto shall have been received by the Company, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company hereunder, under any other Loan Document, or under any commitment letter or fee letter entered into in connection with the credit facility established hereunder.
     (f) The Guarantee Requirement shall be satisfied.
     (g) The Existing Credit Agreements shall have been terminated, all amounts outstanding or accrued thereunder shall have been paid and all letters of credit issued thereunder (other than the Existing Letters of Credit) shall have been terminated or shall have expired.
     (h) The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall be satisfied (or waived pursuant to Section 9.02) on or prior to August 31, 2011.
          Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of each Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
     (a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, other than representations which are given as of a particular date, in which case such representations shall be true and correct as of that date.
     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, and the application of the proceeds thereof, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
Affirmative Covenants
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees with the Lenders that it will:
          Section 5.01. Payment of Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income, profit or property, and (ii) all material lawful claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and with respect to which the Company shall have established appropriate reserves in accordance with GAAP.
          Section 5.02. Preservation of Existence, Etc. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges, franchises and, in the case of Subsidiaries only, legal existence could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 6.04.
          Section 5.03. Compliance with Laws, Etc. Comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws), noncompliance with which could reasonably be expected to result in a Material Adverse Effect.
          Section 5.04. Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account in all material respects, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary in accordance with GAAP consistently applied.

          Section 5.05. Inspection. Permit, and cause each Subsidiary to permit, the Administrative Agent, and its representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries, to examine and make copies of the books of account and other financial records of the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times and upon reasonable advance notice during normal business hours and intervals as the Administrative Agent may reasonably designate.
          Section 5.06. Reporting Requirements. Furnish to the Administrative Agent for distribution to each Lender:
     (a) As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company (or, if earlier, within 15 days after the date required to be filed with the Securities and Exchange Commission, without giving effect to any extension of the time for filing), a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such quarter and consolidated statements of income and changes in financial position (or consolidated statement of cash flow, as the case may be) of the Company and the consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company as presenting fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the end of and for such fiscal quarter and such portion of such fiscal year in accordance with GAAP;
     (b) As soon as available and in any event within 105 days after the end of each fiscal year of the Company (or, if earlier, within 15 days after the date required to be filed with the Securities and Exchange Commission, without giving effect to any extension of the time for filing), an audited consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such year and audited consolidated statements of income and stockholder’s equity and changes in financial position of the Company and the consolidated Subsidiaries for such fiscal year and accompanied by a report of PricewaterhouseCoopers LLC, independent registered public accounting firm of the Company, or other independent registered public accounting firm of nationally recognized standing, on the results of their examination of such consolidated annual financial statements of the Company and the consolidated Subsidiaries, which report shall be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, or shall be otherwise reasonably acceptable to the Required Lenders;
     (c) Promptly after the sending or filing thereof, copies of all financial information, reports and proxy materials the Company files with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including, without limitation, all such reports that disclose material litigation pending against the Company or any Subsidiary or any material noncompliance with any Environmental Law on the part of the Company or any Subsidiary;
     (d) Together with each delivery of financial statements pursuant to clause (a) or (b) above, a certificate signed by the chief financial officer of the Company (A) stating that no Default exists or, if any does exist, stating the nature and status thereof and describing the action the Company proposes to take with respect thereto, (B) demonstrating, in reasonable detail, the calculations used by such officer to determine compliance with the financial covenants contained in Sections 6.07 and 6.08 and (C) identifying the Subsidiaries, if any, that are “Excluded Subsidiaries” under clause (c) of the definition of such term;
     (e) With respect to each fiscal year for which the Company shall have an aggregate Unfunded Liability of $20,000,000 or more for all of its single employer Plans covered by Title IV of ERISA and all Multiemployer Plans covered by Title IV of ERISA to which the Company has an obligation to contribute, as soon as available, and in any event within ten months after the end of such fiscal year, a statement of Unfunded Liabilities of each such Plan or Multiemployer Plan, certified as correct by an actuary enrolled in accordance with regulations under ERISA and a statement of estimated Withdrawal Liability as of the most recent plan year end as customarily prepared by the trustees under the Multiemployer Plans to which the Company has an obligation to contribute;
     (f) As soon as possible, and in any event within 30 days after the occurrence of each event the Company knows is or may be a reportable event (as defined in Section 4043 of ERISA, but excluding any reportable event with respect to which the 30 day reporting requirement has been waived) with respect to any Plan or Multiemployer Plan with an Unfunded Liability in excess of $20,000,000, a statement signed by the chief financial officer of the Company describing such reportable event and the action which the Company proposes to take with respect thereto;
     (g) As soon as possible, and in any event within five Business Days after a Responsible Officer of the Company shall become aware of the occurrence of each Default, which Default is continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default or event and the action which the Company proposes to take with respect thereto;
     (h) From time to time, such other information as to the business and financial condition of the Company and the Subsidiaries and their compliance with the Loan Documents as any Agent, or any Lender through the Administrative Agent, may reasonably request; and
     (i) Promptly following a request therefor, all documentation and other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
Information required to be delivered to the Administrative Agent for distribution to the Lenders pursuant to this Section shall be deemed to have been so delivered or distributed, as the case may be, (i) on the date on which such information, or one or more annual or quarterly reports containing such information, shall have been delivered to the Administrative Agent and posted by the Administrative Agent on an IntraLinks or similar website to which the Lenders have been granted access or (ii) in the case of information referred to in paragraphs (a), (b) and (c) of this Section, on the date on which the Company provides notice to the Administrative Agent that such information is available (A) on the website of the Securities and Exchange Commission at http://www.sec.gov or (B) on the Company’s website at http://www.waters.com. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.
          Section 5.07. Use of Proceeds and Letters of Credit. Use the proceeds of Borrowings hereunder and the Letters of Credit for the purposes referred to in the recitals to this Agreement, and not for any purpose that would entail a violation of any applicable law or regulation (including, without limitation, Regulations U and X of the Board).
          Section 5.08. Guarantee Requirement. Cause the Guarantee Requirement to be satisfied at all times.
ARTICLE VI
Negative Covenants
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees with the Lenders that it will not:
          Section 6.01. Subsidiary Debt. Permit any Subsidiary that is not a Subsidiary Guarantor to create, incur, assume or permit to exist any Debt, except:
     (a) Debt created hereunder;
     (b) Debt to the Company or any other Subsidiary; and
     (c) other Debt; provided that the sum of (without duplication) (i) the principal amount of all Debt permitted by this clause (c), (ii) the principal amount of all Debt secured by Liens permitted by Section 6.02 and (iii) all Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions entered into at the time the property subject thereto is acquired or within 90 days thereafter) permitted by Section 6.03 does not at any time exceed the greater of $180,000,000 or 15% of Consolidated Net Tangible Assets.

          Section 6.02. Liens Securing Debt. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien on any property or asset now owned or hereafter acquired by it securing Debt unless, after giving effect thereto, the sum of (without duplication) (i) all Debt secured by all such Liens, (ii) the principal amount of all Debt of Subsidiaries that are not Subsidiary Guarantors permitted by Section 6.01(c) and (iii) all Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions entered into at the time the property subject thereto is acquired or within 90 days thereafter) permitted by Section 6.03 does not at any time exceed the greater of $180,000,000 or 15% of Consolidated Net Tangible Assets. For the purpose of this Section 6.02, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company and its Subsidiaries.
          Section 6.03. Sale and Leaseback Transactions. Enter into or be party to, or permit any Subsidiary to enter into or be party to, any Sale and Leaseback Transaction (other than any Sale and Leaseback Transaction entered into at the time the property subject thereto is acquired or within 90 days thereafter) unless after giving effect thereto the sum of (without duplication) (i) all Attributable Debt permitted by this Section, (ii) the principal amount of all Debt of Subsidiaries that are not Subsidiary Guarantors permitted by Section 6.01(c) and (iii) the principal amount of all Debt secured by Liens permitted by Section 6.02(i) does not exceed the greater of $180,000,000 or 15% of Consolidated Net Tangible Assets.
          Section 6.04. Merger, Consolidation, Etc. (a) In the case of the Company, merge or consolidate with or into, or transfer or permit the transfer of all or substantially all its consolidated assets to, any Person (including by means of one or more mergers or consolidations of or transfers of assets by Subsidiaries), except that the Company may merge or consolidate with any US Corporation if (i) the Company shall be the surviving corporation in such merger or consolidation, (ii) immediately after giving effect thereto no Default shall have occurred and be continuing and (iii) the Company shall be in compliance with the covenants set forth in Sections 6.07 and 6.08 as of and for the most recently ended period of four fiscal quarters for which financial statements shall have been delivered pursuant to Section 5.06, giving pro forma effect to such merger or consolidation and any related incurrence of Debt as if they had occurred at the beginning of such period, and the Administrative Agent shall have received a certificate of the chief financial officer of the Company setting forth computations demonstrating such compliance.
          (b) In the case of any Material Subsidiary, merge or consolidate with or into, or transfer all or substantially all its assets to, any Person, except that (i) any Material Subsidiary may merge into or transfer all or substantially all its assets to the Company, (ii) any Material Subsidiary may merge or consolidate with or transfer all or substantially all its assets to any Subsidiary; provided that if either constituent corporation in such merger or consolidation, or the transferor of such assets, shall be a Subsidiary Guarantor, then the surviving or resulting corporation or the transferee of such assets, as the case may be, must be or at the time of such transaction become a Subsidiary Guarantor and (iii) so long as, at the time of and immediately after giving effect to such transaction, no Default shall have occurred and be continuing, any Material Subsidiary may merge or consolidate with or transfer all or substantially all its assets to any Person other than the Company or a Subsidiary so long as such transaction would not be prohibited by paragraph (a)(iii) above. Notwithstanding the foregoing, nothing in this paragraph shall (a) so long as, at the time of and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, prohibit the Company or any Subsidiary from (i) transferring any assets of such Person to acquire Foreign Subsidiaries, (ii) making capital or working capital contributions to Foreign Subsidiaries in the ordinary course of business, or (iii) selling or otherwise disposing of assets to a Foreign Subsidiary on arm’s-length terms (as determined in good faith by the Company or the applicable Subsidiary) or (b) require any Foreign Subsidiary to become a Subsidiary Guarantor hereunder.
          (c) In the case of the Company, permit any Domestic Subsidiary to become a subsidiary of a Foreign Subsidiary; provided that nothing in this paragraph shall prevent the Company from acquiring, directly or indirectly, any Person that at the time of and immediately after giving effect to such acquisition would constitute a Foreign Subsidiary and would own any Domestic Subsidiary not acquired by it in contemplation of such acquisition; provided further that nothing in this paragraph shall prevent Subsidiaries, if any, that are “Excluded Subsidiaries” under clause (c) of the definition of such term from becoming subsidiaries of Foreign Subsidiaries.
For purposes of this Section 6.04, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company.
          Section 6.05. Change in Business. Fail to be engaged in the business conducted by the Company and the Subsidiaries on the date hereof to an extent such that the character of the business conducted by the Company and the Subsidiaries on the date hereof, taken as a whole, shall be materially changed.
          Section 6.06. Certain Restrictive Agreements. Enter into, or permit any Subsidiary to enter into, any contract or other agreement that would limit the ability of any Subsidiary to pay dividends or make loans or advances to, or to repay loans or advances from, the Company or any other Subsidiary, other than (i) customary non-assignment provisions in any lease or sale agreement relating to the assets that are the subject of such lease or sale agreement, (ii) any restriction binding on a Person acquired by the Company at the time of such acquisition, which restriction is applicable solely to the Person so acquired and its subsidiaries and was not entered into in contemplation of such acquisition, (iii) in connection with any secured Debt permitted under Section 6.02, customary restrictions on the transfer of the collateral securing such Debt and (iv) customary restrictions agreed to by any Subsidiary in connection with any Debt of such Subsidiary permitted under Section 6.01.
          Section 6.07. Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter to exceed 3.25:1.00.

          Section 6.08. Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter for any period of four consecutive fiscal quarters to be less than 3.50:1.00.
ARTICLE VII
Events of Default
          If any of the following events (“Events of Default”) shall occur and be continuing:
          (a) The Company shall fail to pay (i) any amount of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when due hereunder or (ii) any interest, fee or other amount due hereunder and such default shall continue for five days; or
          (b) Any representation or warranty made or deemed made by the Company or any other Loan Party (or any of their respective officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; provided, however, that no Event of Default shall be deemed to exist by reason of the incorrectness of any representation or warranty after such incorrectness shall have been cured (other than by disclosure, which shall not be deemed to cure any breach of a representation or warranty); or
          (c) The Company shall fail to maintain its corporate, limited liability company or partnership existence as required by Section 5.02, or the Company shall fail for five Business Days to comply with Section 5.06(g), or the Company or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Section 5.07 or Article VI of this Agreement on its part to be performed or observed; or
          (d) The Company or any Subsidiary shall (i) fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed (other than those failures or breaches referred to in paragraphs (a), (b) and (c) above) and any such failure shall remain unremedied for 30 days after written notice thereof has been given to the Company by the Administrative Agent or the Required Lenders; or
          (e) The Company or any Subsidiary shall fail to pay any amount of principal of, interest on or premium with respect to, Material Debt (other than the Loans) when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument governing such Debt, or any other event shall occur or condition shall exist with respect to Material Debt (other than the Loans) of the Company or such Subsidiary if the effect of such other event or condition is to cause, or to permit the holder or holders of such debt (or any trustee or agent on their behalf) to cause, such Material Debt to become due, or to require such Material Debt to be prepaid or repurchased, prior to the stated maturity thereof; or

          (f) The Company or any Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; or
          (g) The Company or any Subsidiary shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property; or the Company or any such Subsidiary shall take corporate action to authorize any of the actions set forth above in this paragraph (f); provided that, in the case of any such proceeding filed or commenced against the Company or any Subsidiary, such event shall not constitute an “Event of Default” hereunder unless either (i) the same shall have remained undismissed or unstayed for a period of 60 days, (ii) an order for relief shall have been entered against the Company or such Subsidiary under the federal bankruptcy laws as now or hereafter in effect or (iii) the Company or such Subsidiary shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or
          (h) Any judgment or judgments for the payment of money in excess of $20,000,000 in the aggregate for all such judgments shall be rendered against the Company or one or more Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 10 consecutive days during which stays of enforcement of such judgments, by reason of pending appeals or otherwise, shall not be in effect; or
          (i) Either (i) the PBGC shall terminate any single-employer Plan (as defined in Section 4001(b)(2) of ERISA) that provides benefits for employees of the Company or any Subsidiary and such plan shall have an Unfunded Liability in an amount in excess of $20,000,000 at such time or (ii) Withdrawal Liability shall be assessed against the Company or any Subsidiary in connection with any Multiemployer Plan (whether under Section 4203 or Section 4205 of ERISA) and such Withdrawal Liability shall be an amount in excess of $20,000,000; or
          (j) the guarantee of any Subsidiary Guarantor under the Subsidiary Guarantee Agreement or the Obligations of the Loan Parties under any Loan Document shall not be (or shall be asserted by the Company or any Subsidiary Guarantor not to be) valid or in full force and effect; or
          (k) a Change of Control shall have occurred.
then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit hereunder to be terminated, whereupon the same shall forthwith terminate and/or (ii) declare the Loans, all interest accrued and unpaid thereon and all other amounts outstanding or accrued under this Agreement to be forthwith due and payable, whereupon the Loans, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. In the event of the occurrence of an Event of Default under clause (g) of this Article VII, (A) the obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall automatically be terminated and (B) the Loans, all interest accrued and unpaid thereon and all other amounts outstanding or accrued under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.
ARTICLE VIII
The Agents
          In order to expedite the transactions contemplated by this Agreement, the Persons named in the heading of this Agreement (and their successors) are hereby appointed to act as Administrative Agent and London Agent under the Loan Documents on behalf of the Lenders and the Issuing Bank. Each of the Lenders, each assignee of any Lender and the Issuing Bank hereby irrevocably authorizes the Agents to take such actions on their behalf and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agents are hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans and all other amounts due to the Lenders or the Issuing Bank hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent.
          With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder and without any duty to account therefor to the Lenders or Issuing Bank.
          The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise as directed upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion, could expose the Agent to liability or be contrary to any Loan Document or applicable law, rule or regulation, and (c) except as expressly set forth in the Loan Documents, Agents shall not have any duty to disclose, and Agents shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries or other Affiliates thereof that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Agents shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. Agents shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company, and Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory or sender thereof). Each Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory or sender thereof), and may act upon any such statement prior to receipt of written confirmation thereof. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
          Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.
          Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agents or the Lenders on the Effective Date.
          None of the Arrangers, the Syndication Agents or the Documentation Agents shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or as Agents or Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

ARTICLE IX
Miscellaneous
          Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronic communication as contemplated by paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
     (i) if to the Company, to 34 Maple Street, Milford, Massachusetts, 01757, Attention of John Lynch (Fax No. (508) 482-2249);
     (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn, 7th floor, Chicago, IL 60603, Attention of Nan Wilson (Fax No. (1-888) 292-9533, Telephone No. (312) 385-7084);
     (iii) if to the London Agent, to it at J.P. Morgan Europe Limited, 125 London Wall, Floor 9, London EC2Y5AJ, Attention of Sue Dalton (Telecopy No. 44-207-7772360, Telephone No. 44-207-7772434); with a copy to the Administrative Agent as provided in paragraph (ii) above;
     (iv) if to the Issuing Bank, to it at the JPMorgan Chase Bank, N.A., 420 West Van Buren, Floor 2, Chicago, IL 60606, Attention of Fiore Petrassi (Fax No. (312) 954-5303, Telephone No. (312) 954-1933); and
     (v) if to any Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
          (b) Notices and other communications to the Lenders and Issuing Bank hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved in writing by the Applicable Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or the Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Applicable Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Applicable Agent or the Company may be delivered or furnished by electronic communications pursuant to procedures approved in writing by the recipient thereof prior thereto;

provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other applicable Person.
          (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
          Section 9.02. Waivers; Amendments. (a) No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
          (b) Except as provided in Section 2.21, none of this Agreement, or any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that (1) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (2) no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, LC Disbursement or reimbursement obligation of the Company with respect to any Letter of Credit (“Reimbursement Obligation”) or reduce the rate of interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of any change to any component definition of the term “Leverage Ratio” herein), or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan, LC Disbursement or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, in each case, without the written consent of each Lender adversely affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby, or alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among Lenders or Types of Loans without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) change any provisions of Article IX or any provision of this Agreement that requires action by each Lender without the written consent of each Lender, or (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those of Lenders holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of such Agent or the Issuing Bank, as the case may be, and, without limiting the foregoing, any amendment or other modification of Section 2.20 shall require the prior written consent of such Agent and the Issuing Bank, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Class of Lenders. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.
          Section 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of any counsel) incurred by any Agent, and, following and during the continuance of an Event of Default, the Issuing Bank and/or any Lender,

in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
The Company shall indemnify each Agent, each Arranger, each Syndication Agent, each Documentation Agent, the Issuing Bank and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, liabilities and reasonable out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) any transaction or proposed transaction (whether or not consummated) in which any proceeds of any borrowing hereunder are applied or proposed to be applied, directly or indirectly, by the Company or any Subsidiary, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) the execution, delivery or performance by the Company and the Subsidiaries of the Loan Documents, or any actions or omissions of the Company or any Subsidiary in connection therewith (and, in the case of any such loss, liability, cost or expense arising out of any litigation, investigation or other proceeding, regardless of whether such proceeding shall have been commenced by the Company, any Subsidiary of the Company or any other Person or whether any Indemnitee shall be a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
          (b) To the extent that the Company fails to pay any amount required to be paid by it to any Agent or the Issuing Bank or any of their Related Parties under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or the Issuing Bank, or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against such Agent or the Issuing Bank (or such Related Party) in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum (without duplication) of the total Exposures and unused Commitments at the time.
          (c) To the extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, any claim against any Indemnitee, on any theory of liability, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (d) All amounts due under this Section shall be payable within 15 Business Days after receipt by the Company of a reasonably detailed invoice therefor.
          Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Participants (to the extent provided in paragraph (e) of this Section), the Arrangers, the Syndication Agents, the Documentation Agents and the Related Parties of the Agents, the Arrangers, the Syndication Agents, the Documentation Agents and the Issuing Bank and the Lenders (including any Affiliate of the Issuing Bank that issues any Letter of Credit)) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or other amounts at the time owing to it) other than to a Defaulting Lender; provided that (i) except in the case of an assignment to a Lender, the Administrative Agent (and in the case of an assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure, the Issuing Bank) and, except (A) in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or (B) if an Event of Default shall have occurred and be continuing, the Company, must give their prior written consent to such assignment (provided, that (x) no such consent shall be unreasonably withheld and (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof), (ii) unless an event of default has occurred and is continuing, except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments and outstanding Loans, the amount of the Commitments and outstanding Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each

Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). At the time of any assignment, the assignee shall provide to the Company the documentation described in Section 2.17(f). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
          (c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (e) Any Lender may, without the consent of the Company or the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities other than a Defaulting Lender (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that (A) such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement and (B) such Participant shall be bound by the provisions of Section 9.12 as if such Participant were a Lender; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (vi) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.08 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(e) as though it were a Lender. A Participant shall receive all information delivered under or in connection with this Agreement directly from the Lender from which it shall have purchased its participation, and the Company shall not have any obligation to furnish any such information directly to any Participant.
          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein or in any other Loan Document or in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof. Provided, however, that the provisions of Section 9.12 shall expire two years after the later of (i) the repayment of the Loans and the expiration or termination of the Letters of Credit and the Commitments and (ii) the termination of this Agreement.
          Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter entered into in connection with the credit facilities established hereunder and any commitment advices submitted in connection therewith (but do not supersede any other provisions of any such commitment letter or any fee letter entered into in connection with the credit facilities established hereunder). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.
          Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have.
          Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the City of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.
          (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          Section 9.12. Confidentiality. Each Agent, the Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, members, partners, officers, employees and agents, including accountants, legal counsel and other advisors, to Related Funds’ directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including (i) any self-regulatory authority, such as the National Association of Insurance Commissioners and (ii) in connection with a pledge or assignment permitted under Section 9.04(g)), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required or advisable in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Agents or the Lenders against the Company under this Agreement or any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section of which such Agent or such Lender is aware or (ii) becomes available to such Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company other than as a result of a breach of this Section of which such Agent or such Lender is aware. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company other than as a result of a breach of this Section of which the

Administrative Agent or such Lender is aware. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          Section 9.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
          (b) The obligations of the Company in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Company contained in this Section 9.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
          Section 9.14. Release of Subsidiary Guarantors. Notwithstanding any contrary provision herein or in any other Loan Document, if the Company shall request the release under the Subsidiary Guarantee Agreement of any Subsidiary to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Subsidiary) to a Person other than the Company or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Administrative Agent a certificate to the effect that such sale or other disposition will comply with the terms of this Agreement, the Administrative Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary at the time of or at any time after the completion of such sale or other disposition.
          Section 9.15. USA PATRIOT Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the USA PATRIOT Act.

          Section 9.16. No Fiduciary Relationship. The Company agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company and its Affiliates, on the one hand, and the Agents, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
[signatures follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WATERS CORPORATION,
by	/s/ John A. Ornell
	Name:	John A. Ornell
	Title:	Chief Financial Officer and Vice President — Finance and Administration

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

JPMORGAN CHASE BANK, NA., individually and as Administrative Agent, Issuing Bank and Swingline Lender,
by	/s/ D. Scott Farquhar
	Name:	D. Scott Farquhar
	Title:	Senior Vice President

J.P. MORGAN EUROPE LIMITED, as London Agent,
by	/s/ Alastair Stevenson
	Name:	Alastair Stevenson
	Title:	Managing Director

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: Bank of America, N.A.
by:	/s/ Linda Alto
	Name:	Linda Alto
	Title:	Senior Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: HSBC Bank USA, National Association
by:	/s/ David A. Carroll
	Name:	David A. Carroll
	Title:	Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: RBS Citizens, N.A.
by:	/s/ Li-Mei Yang
	Name:	Li-Mei Yang
	Title:	Senior Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: The Bank of Tokyo-Mitsubishi UFJ, Ltd.
by:	/s/ Maria Iarriccio
	Name:	Maria Iarriccio
	Title:	Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: Barclays Bank PLC
by:	/s/ John Atkinson
	Name:	John Atkinson
	Title:	Associate Director

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: DnB NOR Bank ASA
by:	/s/ Phil Kurpiewski
	Name:	Phil Kurpiewski
	Title:	Senior Vice President

by:	/s/ Kristie Li		*
Name Kristie Li
	Title:	Vice President

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO WATERS CORPORATION CREDIT AGREEMENT

LENDER: Mizuho Corporate Bank (USA)
by:	/s/ Bertram H. Tang
	Name:	Bertram H. Tang
	Title:	Senior Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: TD Bank, N.A.
by:	/s/ Marla Willner
	Name:	Marla Willner
	Title:	Senior Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: U.S. Bank, N.A.
by:	/s/ Christopher T. Kordes
	Name:	Christopher T. Kordes
	Title:	Senior Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: The Bank of New York Mellon
by:	/s/ Kenneth P. Sneider, Jr.
	Name:	Kenneth P. Sneider, Jr.
	Title:	Managing Director

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: The Huntington National Bank
by:	/s/ Chad A. Lowe
	Name:	Chad A. Lowe
	Title:	Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: KeyBank National Association
by:	/s/ David A. Wild
	Name:	David A. Wild
	Title:	Senior Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: The Governor & Company of the Bank of Ireland
by:	/s/ Darren Brennan
	Name:	Darren Brennan
	Title:	Authorised Signatory

by:	/s/ Kieran Rocket		*
	Name:	Kieran Rockett
	Title:	Authorised Signatory

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: The Northern Trust Company
by:	/s/ Ashish Bhagwat
	Name:	Ashish Bhagwat
	Title:	Senior Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: People’s United Bank
by:	/s/ Robert Hazard
	Name:	Robert Hazard
	Title:	Senior Vice President

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: Allied Irish Banks, p.l.c.
by:	/s/ Mark Brophy
	Name:	Mark Brophy
	Title:	Manager, Corporate Banking

by:	/s/ Alan Long		*
	Name:	Alan Long
	Title:	Senior Manager, Corporate Banking

*	For Lenders requiring a second signature line.

SIGNATURE PAGE TO
WATERS CORPORATION
CREDIT AGREEMENT

LENDER: Chang Hwa Commerical Bank, Ltd., New York Branch
by:	/s/ Eric Y.S. Tsai
	Name:	Eric Y.S. Tsai
	Title:	Vice President & General Manager

by:			*
Name:
Title:

*	For Lenders requiring a second signature line.

Subsidiary Guarantors
1.	Waters Technologies Corporation, a Delaware corporation

2.	Waters Finance V LLC, a Delaware limited liability company

3.	TA Instruments — Waters L.L.C., a Delaware limited liability company

4.	Waters Asia Limited, a Delaware corporation

5.	Nihon Waters Limited, a Delaware corporation

6.	Environmental Resource Associates, Inc., a Colorado corporation